CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-268808 on Form S-6 of our report dated January 24, 2023, relating to the financial statement of The First Trust(R) Combined Series 621, comprising Tax Exempt Municipal Income Trust, Intermediate, Series 47, one of the series constituting The First Trust(R) Combined Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 24, 2023